EXHIBIT 99

		   JOINT FILER INFORMATION


Issuer:		LeapFrog Enterprises, Inc. (LF)

Date of Event:		November 19, 2003

	The Designated Filer for this Form 4 is Knowledge Kids, L.L.C., a Delaware limited liability company ("Knowledge Kids"). Each of the following is a Joint Filer with Knowledge Kids and may be deemed to share indirect beneficial ownership in the securities owned by Knowledge Kids set forth on the attached
Form 4: Knowledge Universe, Inc., a Delaware corporation, Knowledge Universe, L.L.C., a Delaware limited liability company, ET Holdings, L.L.C., a Delaware limited liability company, and ET Consolidated, L.L.C., a Delaware limited liability company. The address of the reporting persons is 1250 Fourth Street, Suite 550, Santa Monica, CA 90401.

	The Designated Filer and the Joint Filers each disclaim beneficial ownership of the foregoing securities except to the extent of their respective pecuniary interests therein.


KNOWLEDGE KIDS, L.L.C.,
a Delaware limited liability company

/s/ Stanley E. Maron
By:  Stanley E. Maron
Its:  Secretary


KNOWLEDGE UNIVERSE, INC.,
a Delaware corporation

/s/ Stanley E. Maron
By:  Stanley E. Maron
Its:  Secretary


KNOWLEDGE UNIVERSE, L.L.C.,
a Delaware limited liability company

/s/ Stanley E. Maron
By:  Stanley E. Maron
Its:  Secretary


ET HOLDINGS, L.L.C.,
a Delaware limited liability company

/s/ Stanley E. Maron
By:  Stanley E. Maron
Its:  Assistant Secretary


ET CONSOLIDATED, L.L.C.,
a Delaware limited liability company

/s/ Stanley E. Maron
By:  Stanley E. Maron
Its:  Assistant Secretary